As filed with the Securities and Exchange Commission on July 20, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORBITZ WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5337455
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
500 West Madison Street, Suite 1000, Chicago, Illinois
(Address of Principal Executive Offices)

Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan
(Full Title of the Plans)

James P. Shaughnessy
Senior Vice President, Chief Administrative Officer and General Counsel
Orbitz Worldwide, Inc.
500 West Madison Street, Suite 1000, Chicago, Illinois 60661
(312) 894-5000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Brett Cooper
Orrick, Herrington & Sutcliffe LLP
405 Howard Street, San Francisco, California 94105-2669
(415) 773-5700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed	Amount of
	Amount To Be	Offering Price Per	Maximum Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Share (2)	Offering Price (2)	Fee
Common Stock, par value $.01 per share	3,000,000 shares	$4.43	$13,290,000	$947.58

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of the Registrant’s Common Stock that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $4.43 per share, the average of the high ($4.60) and low ($4.25) sale prices of the Registrant’s Common Stock as quoted on the New York Stock Exchange on July 16, 2010.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Orbitz Worldwide, Inc. (the “Company”) to register an additional 3,000,000 shares of common stock, par value $0.01 per share, of the Company that are issuable under the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated (the “Plan”). Pursuant to General Instruction E of Form S-8, the Registration Statements relating to the Plan (SEC Registration Nos. 333-145591 and 333-150849) filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 21, 2007 and May 12, 2008, respectively, are incorporated herein by reference, except as amended hereby.
Item 5. Interests of Named Experts and Counsel
     Inapplicable.
Item 8. Exhibits

Exhibit
Number	Name
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-142797), filed on July 18, 2007).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1	Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated, effective June 2, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 1-33599), filed on June 8, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 20th day of July, 2010.

ORBITZ WORLDWIDE, INC.
By:	/s/ Barney Harford
Barney Harford
President, Chief Executive Officer and Director

POWER OF ATTORNEY
     Each of the undersigned officers and directors of the Registrant, in connection with the registration by the Registrant of shares of its common stock or other interests to be issued pursuant to the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated, hereby constitutes and appoints each of Barney Harford, President and Chief Executive Officer, and James P. Shaughnessy, Senior Vice President, Chief Administrative Officer and General Counsel, with full power to each to act alone, and any successor to the office held by each, the undersigned’s true and lawful attorney-in-fact and agent on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to execute and file with the SEC this Registration Statement or other appropriate form, together with all amendments, including post-effective amendments, supplements, and any other documents required to be filed with respect thereto with any regulatory authority, granting unto such attorneys full authority to perform each act to effectuate the same.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barney Harford	President, Chief Executive Officer and Director
Barney Harford	(Principal Executive Officer)	July 20, 2010

/s/ Marsha C. Williams	Senior Vice President and Chief Financial Officer
Marsha C. Williams	(Principal Financial Officer)	July 20, 2010

/s/ John W. Bosshart	Vice President of Global Accounting
John W. Bosshart	(Principal Accounting Officer)	July 20, 2010

/s/ Jeff Clarke	Chairman of the Board of Directors	July 20, 2010
Jeff Clarke

/s/ Martin J. Brand	Director	July 20, 2010
Martin J. Brand

Signature	Title	Date

/s/ William C. Cobb	Director	July 20, 2010
William C. Cobb

/s/ Richard P. Fox	Director	July 20, 2010
Richard P. Fox

/s/ Bradley T. Gerstner	Director	July 20, 2010
Bradley T. Gerstner

/s/ Jill A. Greenthal	Director	July 20, 2010
Jill A. Greenthal

/s/ William J.G. Griffith, IV	Director	July 20, 2010
William J.G. Griffith, IV

/s/ Paul C. Schorr, IV	Director	July 20, 2010
Paul C. Schorr, IV

/s/ Jaynie Miller Studenmund	Director	July 20, 2010
Jaynie Miller Studenmund

EXHIBIT INDEX

Exhibit
Number	Name
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-142797), filed on July 18, 2007).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1	Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended and restated, effective June 2, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 1-33599), filed on June 8, 2010).